                                                         EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-50779 of Century Communications Corp. on Form S-3 of our report dated
May 31, 1996 with regard to the financial statements of ML California
Cable Division, a Division of ML Media Partners, L.P., for the years ended December 29, 1995 and December 30, 1994, in the Century Communications Corp. Form 8-K/A1 dated August 14, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


Deloitte & Touche LLP
Stamford, Connecticut
August 14, 1996